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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact
Todd Schaeffer
Chief Financial Officer
714-481-7808
tschaeffer@mti.com

                           MTI TECHNOLOGY CORPORATION
           SECURES $15 MILLION INVESTMENT LED BY ADVENT INTERNATIONAL

TUSTIN, CALIF., JUNE 22, 2004 - MTI Technology Corporation (Nasdaq/SCM: MTIC), a global provider of data storage products, data management and protection solutions, professional services and support, today announced that it has raised $15 million, before consideration of professional fees, in a private placement equity financing transaction led by Advent International. In connection with the financing, MTI issued 566,797 shares of Series A Convertible Preferred Stock at $26.46 per share and warrants to purchase 1,624,308 shares of Common Stock of MTI with an exercise price of $3.10 per share.

"The proceeds from the Advent investment will be used to support the continued expansion of our sales and professional services organizations," said Thomas P. Raimondi, President and CEO of MTI. "With Advent's strategic and financial support, we believe we are well positioned to focus on sustainable growth and improving the financial metrics of our business. Continued development as a provider of mid-market solutions is an important element of MTI's overall growth plans."

As part of the investment, Michael Pehl, head of Advent International's technology venture group has joined MTI's Board of Directors. Mr. Pehl has more than 20 years of experience forming and managing information technology companies, including SAP America; International Consulting Solutions, acquired by Deloitte & Touche Consulting Group; and iCube, which completed an IPO on Nasdaq before merging with Razorfish Inc. (Nasdaq: RAZF). Advent's venture capital funds invest in expansion stage companies operating in technology industries.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of MTI.

ABOUT MTI TECHNOLOGY CORPORATION

MTI's mission as a global solutions provider is to deliver superior business value to its customers in support of their data storage and enhanced data protection needs. MTI has more than 20 years of experience in delivering a full range of storage solutions including: assessment,

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design, integration, professional services and third-party maintenance. MTI is a premier systems integrator focusing on providing midrange to Global 2000 customers with end-to-end business solutions in the storage marketplace. Headquartered in Tustin, California, MTI may be reached by telephone at 800-999-9MTI (toll free) or 714-481-7800, or by fax at 714-481-4135. Web address is www.mti.com.

ABOUT ADVENT INTERNATIONAL

Advent International is one of the world's largest private equity firms, with $6 billion in cumulative capital raised and offices in 13 countries across North America, Europe, Latin America and Asia Pacific. Since its founding in 1984, Advent has been committed to helping management teams build successful businesses by applying its industry expertise, international resources and local market knowledge. Over 130 of Advent's portfolio companies have completed IPOs on major stock exchanges worldwide. Its portfolio companies have raised more than $10 billion through public equity and debt offerings. Advent International has been investing in information technology and software companies for 18 years and has completed over 80 investments in the sector worldwide. Investments include RedPrairie Corp., Aspen Technology Inc. (Nasdaq: AZPN), Precise Software Solutions Inc. (IPO on Nasdaq, subsequently acquired by Veritas Software Corp.), PaySys International Inc. (acquired by First Data Corp.), BMC Software Inc. (NYSE: BMC), and Lightbridge Inc. (Nasdaq: LTBG). For more information, visit www.adventinternational.com.

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MTI is a registered trademark of MTI Technology Corporation (the "Company").

Statements in this press release concerning MTI's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, expansion efforts and business growth together with other statements that are historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, the use of funds as anticipated, the expected growth of our industry and business, the profitability of our business model, our need for additional capital and other risks detailed in the Company's filings with the Securities and Exchange Commission including the Company's annual report on Form 10-K filed on July 11, 2003. MTI disclaims any obligations to update any forward-looking statement as a result of events occurring after the date of this press release.

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